UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 25, 2012

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-49602	77-0118518
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3120 SCOTT BLVD.
SANTA CLARA, CALIFORNIA		95054
(Address of Principal Executive Offices)		(Zip Code)

(408) 454-5100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 25, 2012, we entered into a purchase and sale agreement with McKay Henry, LLC to purchase three office buildings containing approximately 151,247 square feet of space located on approximately 7.84 acres of land for approximately $12,100,000, exclusive of adjustments and closing costs. There are no material relationships between us and the seller, other than in respect of the purchase and sale agreement. The sale of the property is subject to various conditions and termination rights, including a due diligence inspection period for us. Assuming that we complete a satisfactory due diligence inspection of the property and certain other conditions are satisfied, we anticipate that the closing of the purchase of the property will take place in July 2012. After the closing, we anticipate making building renovations and improvements to the property. During fiscal 2013, we plan to consolidate our Santa Clara workforce at the property, which will become our new corporate headquarters. We currently plan to sell our existing Santa Clara headquarters property during fiscal 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED

Date: June 29, 2012	By:	/s/ Kathleen A. Bayless
Kathleen A. Bayless
Senior Vice President, Chief Financial Officer, Secretary, and Treasurer